U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GP INVESTMENTS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 E. 52nd Street, Suite 5003 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-203500
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Ordinary Share and one-half of one Warrant

Ordinary Shares, par value $0.0001 per share

Warrants, each exercisable for one Ordinary Share at an exercise price of $11.50 per share

The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, par value $0.0001 per share, and warrants of GP Investments Acquisition Corp. (the “Registrant”). The description of the units, ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-203500), originally filed with the Securities and Exchange Commission on April 17, 2015, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.2	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-203500), filed with the Securities and Exchange Commission on April 17, 2015).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-203500), filed with the Securities and Exchange Commission on April 17, 2015).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-203500), filed with the Securities and Exchange Commission on April 17, 2015).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-203500), filed with the Securities and Exchange Commission on April 17, 2015).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203500), filed with the Securities and Exchange Commission on May 8, 2015).

10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.5 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-203500), filed with the Securities and Exchange Commission on April 17, 2015).

10.6	Form of Registration Rights Agreement between the Registrant and certain security holders (Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-203500), filed with the Securities and Exchange Commission on April 17, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GP INVESTMENTS ACQUISITION CORP.

Date: May 15, 2015	By:	/s/ Antonio Bonchristiano
Name: Antonio Bonchristiano Title: Chief Executive Officer and Chief Financial Officer